UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2012

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 674-9015

Not Applicable

(Former Name or former address if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CSB Bancorp, Inc.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2012, Steven R. Bailey, age 55, was appointed Senior Vice President, Chief Operating Officer and Chief Information Officer of CSB Bancorp, Inc. and The Commercial and Savings Bank, a wholly owned affiliate of CSB Bancorp, Inc. Prior to CSB, Mr. Bailey’s professional experience includes 16 years in banking in Indiana. Mr. Bailey held senior management positions most recently with First Bank of Berne, Berne, Indiana, First Merchants Bank, Muncie, Indiana and Decatur Bank & Trust, Decatur, Indiana. Bailey earned his MBA from Troy University and his Bachelors of Science Degree in Business from Indiana University.

Mr. Bailey is eligible to participate in compensation plans and programs available to all employees and officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

CSB BANCORP, INC.

	By:	/s/ Paula J. Meiler
Date: October 16, 2012		Senior Vice President and Chief Financial Officer